As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SAB Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-3899721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 W 41st St., Suite 401
Miami Beach, Florida	33140
(Address of Principal Executive Offices)	(Zip Code)

SAB Biotherapeutics, Inc. 2021 Omnibus Equity Incentive Plan,

As Amended
(Full title of the plans)

Samuel J. Reich
Chief Executive Officer
SAB Biotherapeutics, Inc.
777 W 41st St., Suite 401
Miami Beach, Florida 33140
(Name and address of agent for service)

(305)-845-2813
(Telephone number, including area code, of agent for service)

Copies to:

Ilan Katz, Esq. Brian Lee, Esq. Grant Levine, Esq. Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SAB Biotherapeutics, Inc., a Delaware corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 15,787,100 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the SAB Biotherapeutics, Inc. 2021 Omnibus Equity Incentive Plan (as amended, the “2021 Plan”), which shares are in addition to the shares registered on the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2022 (File No. 333-262452), the registration statement on Form S-8 filed with the Commission on February 23, 2024 (File No. 333-277314), the registration statement on Form S-8 filed with the Commission on August 12, 2024 (File No. 333-281499), the registration statement on Form S-8 filed with the Commission on April 3, 2025 (File No. 333-286368), and the registration statement on Form S-8 filed with the commission on December 15, 2025 (File No. 333-292143) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E (“General Instruction E”) to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), regarding Registration of Additional Securities. Pursuant to General Instruction E, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan, are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

•
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 9, 2026;
•
the Registrant’s Current Reports on Form 8-K filed with the SEC on January 7, 2026; January 12, 2026; March 10, 2026; and March 19, 2026; and
•
the description of the Registrant’s common stock and warrants contained in the Registrant’s registration statement on Form 8-A filed with the SEC on January 8, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the Commission on October 28, 2021).
4.2	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K filed with the Commission on October 28, 2021).
4.3	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 January 4, 2021).
4.4

Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the Commission on October 2, 2023).

4.5

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the current report on form 8-K, filed with the Commission on November 22, 2023).

4.6

Certificate of Amendment to the Certificate of Incorporation, as amended and restated, dated January 2, 2024 (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the Commission on January 3, 2024).

4.7

Certificate of Designations of Preferences, Rights and Limitations of the Series B Convertible Non-Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to the current report on form 8-K, filed with the Commission on July 21, 2025).

5.1*	Opinion of Dentons US LLP.
23.1*	Consent of EisnerAmper LLP, independent registered public accounting firm.
23.2*	Consent of Dentons US LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of this registration statement).
99.1

SAB Biotherapeutics, Inc. 2021 Omnibus Equity Incentive Plan, as amended. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 26, 2025).

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, Florida on March 31, 2026.

SAB BIOTHERAPEUTICS, INC.

Date: March 31, 2026	By:	/s/ Samuel J. Reich
Samuel J. Reich
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Samuel J. Reich and Lucy To as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Samuel J. Reich	Chief Executive Officer and Director	March 31, 2026
Samuel J. Reich	(Principal Executive Officer)

/s/ Lucy To	Chief Financial Officer	March 31, 2026
Lucy To	(Principal Financial Officer and Principal Accounting Officer)

/s/ Eddie J. Sullivan, PhD	President and Director	March 31, 2026
Eddie J. Sullivan, PhD

/s/ David Zaccardelli, Pharm D.	Chairman of the Board	March 31, 2026
David Zaccardelli, Pharm D.

/s/ Katie Ellias	Director	March 31, 2026
Katie Ellias

/s/ Scott Giberson, RPh, MPH, D.Sc.	Director	March 31, 2026
Scott Giberson, RPh, MPH, D.Sc.

/s/ Rita Jain, MD	Director	March 31, 2026
Rita Jain, MD

/s/ David Link, MBA	Director	March 31, 2026
David Link, MBA

/s/ Erick Lucera	Director	March 31, 2026
Erick Lucera

/s/ Andrew Moin	Director	March 31, 2026
Andrew Moin

/s/ William Polvino, MD	Director	March 31, 2026
William Polvino, MD

/s/ Jay Skyler, MD	Director	March 31, 2026
Jay Skyler, MD